ARRAN FUNDING LIMITED - SERIES 05-A

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                       ARRAN2005

Arran Funding Limited - Series:                05-A

ABS - Credit Card - Bank, Closing Date:        December 15, 2005

As at:                                         May 15, 2006

                        RATING (S&P/Moodys/Fitch)          POOLFACTOR             PAY                    COUPON
TRANCHE    CURRENCY     ORIGINAL         CURRENT       ORIGINAL    CURRENT     FREQUENCY      BASIS                 CURRENT
----------------------------------------------------------------------------------------------------------------------------
Class A      USD      AAA /Aaa/AAA     AAA /Aaa/AAA      100%        100%      Monthly      1 Mth LIBOR + 0.02%     4.92125%
Class B      USD         A/A1/A           A/A1/A         100%        100%      Monthly      1 Mth LIBOR + 0.18%     5.08125%
Class C      USD       BBB/Baa2/NR     BBB/Baa2/NR       100%        100%      Monthly      1 Mth LIBOR + 0.32%     5.22125%

        Scheduled start of Controlled Accumulation Period:   1 June, 2007
        Expected maturity:                                   15 December, 2008
        Legal final maturity:                                15 December, 2010
        Structure:                                           Sr/sub Seq Pay
        Tax Election:                                        Debt
        Amort. Type:                                         Soft Bullet
        Transferors:                                         The Royal Bank of Scotland plc / National Westminster Bank plc
        Originators:                                         The Royal Bank of Scotland plc / National Westminster Bank plc
        Servicer:                                            RBS Cards, a division of The Royal Bank of Scotland plc
        Trustee:                                             Bank of New York (The)
        Underwriter:                                         The Royal Bank of Scotland plc

Pool Performance

---------------------------------------------------------------------------------------------------------------------------

Month end        Gross       Expense     Gross Charge     Net Charge      Excess          Excess        Transferor Interest
                Yield (%)    Rate (%)    Off Rate (%)    Off Rate (%)    Spread (%)     Spread (%)         %         Min %
                                                                                       Roll 1/4 Ave
30 Apr 2006      17.93%       4.94%         6.19%            6.04%         6.95%           7.50%         42.57%       6%
31 Mar 2006      21.86%       6.03%         7.79%            7.68%         8.15%           7.98%         42.14%       6%
28 Feb 2006      18.24%       5.09%         5.88%            5.76%         7.40%            N/A          44.54%       6%
31 Jan 2006      19.99%       5.44%         6.22%            6.17%         8.38%            N/A          45.20%       6%
31 Dec 2005      19.85%        N/A          6.16%            6.12%          N/A             N/A          46.35%       6%

      Notes: The main difference between the performance of the securitised pool and that of the bank portfolio is as a result of the volume of receivables on teaser rates in the bank portfolio which have not been transferred to the securitised pool. These have the impact of inflating both yield and the charge-off rate of the securitised portfolio relative to the bank portfolio.

                  The bonds were issued on 15 December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.
---------------------------------------------------------------------------------------------------------------------------

Delinquencies (loans which are 30 days or more past due)
--------------------------------------------------------------------------------
                                        (% Pool)
                 ------------------------------------------------------
Month end        30-59 days    60-89 days    90-179 days    180+ days      Total
---------        ----------    ----------    -----------    ---------      -----

30 Apr 2006         1.37%         1.03%          2.43%         3.47%       8.30%
31 Mar 2006         1.29%         1.01%          2.40%         3.36%       8.06%
28 Feb 2006         1.32%         0.97%          2.32%         3.24%       7.85%
31 Jan 2006         1.27%         0.93%          2.27%         3.11%       7.58%
31 Dec 2005         1.17%         0.92%          2.18%         2.99%       7.26%

--------------------------------------------------------------------------------

Payment Rate
--------------------------------------------------------------------------------
                      Payments                        Pool balance
                 --------------------------------     ------------
Month End        Total ((pound)000)     Rate (%)       (pound)000

30 Apr 2006            977,762          19.57%         5,033,594
31 Mar 2006          1,302,499          24.99%         4,996,352
28 Feb 2006          1,071,000          20.30%         5,212,805
31 Jan 2006          1,239,175          23.00%         5,275,021
31 Dec 2005          1,200,030          22.33%         5,388,175


Note: Due to an error, in the report for the April 18, 2006 Distribution Date the Payment Rate for the month ended March 31, 2006 was incorrectly shown as 24.69%. The correct rate was 24.99%, as shown above.

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Average Actual Balance:                                            (pound) 1,087

Number of Accounts:                                                    4,629,817
--------------------------------------------------------------------------------

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of May, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Colin Baillie
Title: Director, Finance, Cards Business